UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2007

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2007, Ferro Corporation (the "Company") announced that Nicholas Katzakis joined the Company as its Chief Accounting Officer.

Mr. Katzakis, 48, most recently served as Vice President, Controller and Compliance Officer of U-Store-It Trust, a real estate investment trust that owns, operates, acquires and develops self-storage facilities in the United States, a position he held from August 2004 until August 2006. Prior to joining U-Store-It, Mr. Katzakis served as Director of Financial Services and Controller for A. Schulman, a supplier of plastic compounds and resins.

There is no written employment contract between Mr. Katzakis and the Company. In connection with his employment, Mr. Katzakis received options to purchase 4,000 shares of Ferro Common Stock at an exercise price of $21.59 per share. In addition to his salary, Mr. Katzakis is eligible to participate in the Company’s annual incentive compensation plan for officers and broad-based benefit programs generally available to its salaried employees, including health, life, disability and other insurance and benefits, 401(k) plan, vacation, paid sick leave and other employee benefits. There is no other arrangement or understanding between Mr. Katzakis and any other person pursuant to which he was selected as an officer. Mr. Katzakis has no family relationship to any other executive officer or director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

April 13, 2007	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: VP and Chief Financial Officer